

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1715




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $50,000,000               ORIGINAL ISSUE DATE:              May 27, 1998


CUSIP NUMBER:           59018S H72                STATED MATURITY DATE:             May 29, 2001


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/x/ FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         N/A                       MINIMUM INTEREST RATE:            Not Applicable


SPREAD:                 0.270%                    MAXIMUM INTEREST RATE:            Not Applicable


INITIAL INTEREST RATE:  TBD                       SPREAD MULTIPLIER:                Not Applicable


INTEREST RESET DATES:   Daily, commencing May 27, 1998 through the maturity date; subject to following business day convention


INTEREST PAYMENT DATES: Quarterly, on the 29th of February, May, August and November, commencing August 29,
                        1998. In the case of February, the payment date shall be the last good Business Day of the month.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 21, 1998

